Corning Natural Gas Corporation
    330 W. William Street
    P.O. Box 58
    Corning, New York  14830

    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on Tuesday, February 9, 1999

                   Corning, New York
                   January 12, 1999

To the Common Stockholders of
Corning Natural Gas Corporation

    Notice is hereby given that the Annual Meeting of Stockholders of Corning Natural Gas Corporation will be held at the office of the Company, 330
 W. William Street, in the City of Corning, New York, on Tuesday,
 February 9, 1999 at 10:30 A.M., local time, for the following purposes:

    (1) To fix the number of Directors at seven and to elect a Board of Directors for the ensuing year.

    (2) To transact such other business as may properly come before the meeting.

    The stock transfer books will not be closed, but only common stockholders of record at the close of business on January 5, 1999 will be entitled to vote at the meeting or any adjournment thereof.

    You are cordially invited to attend the meeting and vote your shares. In the event that you cannot attend, please date, sign and mail the enclosed proxy in the enclosed self-addressed envelope. A stockholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof.

                                  By Order of the Board of Directors



                                  PHYLLIS J. GROEGER, Secretary

    CORNING NATURAL GAS CORPORATION
    PROXY STATEMENT

 January 12, 1999

    By Whom Proxy Solicited and Solicitation Expenses. The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, February 9, 1999. Proxies in substantially the accompanying form, properly executed and received prior to or delivered at the meeting and not revoked, will be voted in accordance with the specification made. The expense of soliciting proxies will be borne by the Company.

    The approximate date upon which this proxy statement and the accompanying proxy will first be mailed to stockholders is January 12, 1999.

    Right to Revoke Proxy. Any stockholder giving the proxy enclosed with this statement has the power to revoke it at any time prior to the exercise thereof. Such revocation may be by writing (which may include a later dated proxy) received by the Office of the Secretary, Corning Natural Gas Corporation, 330 W. William Street, P.O. Box 58, Corning, New York, 14830, no later than February 8, 1999 if by mail, or prior to the exercise thereof if delivered by hand. Such revocation may also be effected orally at the meeting prior to the exercise of the proxy.

 Proposals of Stockholders. Stockholders' proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Office of the Secretary, Corning Natural Gas Corporation, 330 W. William Street, P.O. Box 58, Corning, New York 14830, by September 14, 1999. As to any proposal that a stockholder intends to present to stockholders without being included in the Company's proxy statement for the Company's 2000 Annual Meeting of Stockholders, the proxies named in management's proxy for the meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of that matter to be proposed not later than November 30, 1999. Even if proper notice is received on or prior to November 30, 1999, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposals and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal as set forth in Rule 14a-4(c) of the Scurties Exchange Act of 1934.

    Voting Securities Outstanding. There were 460,000 shares of common stock outstanding and entitled to vote on January 5, 1999 (the "Record Date"). Each share of common stock is entitled to one vote. Only stockholders of record on the Record Date are entitled to notice of and to vote at the meeting or any adjournment thereof.

    Abstentions and broker non-votes are each included in calculating the number of shares present and voting for purposes of determining quorum requirements However, each is tabulated separately. Abstentions are counted in tabulating the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The following table sets forth the shares of the Company's common stock, and the percent of total outstanding shares represented thereby, beneficially owned* by the nominees for director of the Company, the Chief Executive Officer of the Company, all directors and officers as a group, and all persons or groups known to the Company to beneficially own more than 5% of such stock.

    *As used in this Proxy Statement, "beneficial ownership" includes direct or indirect, sole or shared power to vote, or to direct the voting of, and/or investment power to dispose of, or to direct the disposition of, shares of the common stock of the Company. Except as otherwise indicated in the footnotes below, the listed beneficial owners held direct and sole voting and investment power with respect to the stated shares.


 Shares of Stock
 Beneficially Owned
 Directly or Indirectly


                                                                 Percent
   Beneficial Owners              as of September 30, 1998          of Class

  J. Edward Barry (Director)                    45,999(1)

10.0%
  330 W. William Street
  Corning, New York

  Thomas K. Barry (Director and               14,293(2)
 3.1%
  Chief Executive Officer)
  330 W. William Street
  Corning, New York

  Thomas H. Bilodeau (Director)          3,788(3)
    *
  1648 Jupiter Cove Dr., Apt. 312
  Jupiter, Florida

  Bradford J. Faxon (Director)          27,210(4)                           5.9%
  225 Hix Bridge Road
  Westport, Massachusetts

  Jay A. Finley (Director)                17,000(5)

3.7%
  27 Spring Terrace
  Corning, New York

  Edgar F. Lewis (Sr V-P-Oper)             200(6)                     *
  330 W. William Street
  Corning, New York

  Liselotte R. Lull and                             45,029(7)
9.8%
  Robert E. Lull
  231 Watauga Avenue
  Corning, New York

  Jack R. McCormick (Director)             1,969                      *
  2560 Riverside Avenue
  Somerset, Massachusetts

  Donald R. Patnode (Director)           14,194(8)                 3.1%
  91 Stage Harbor Road
  Chatham, Massachusetts

  Kenneth J. Robinson (Exec V-P)          3,277(9)                   *
  330 W. William Street
  Corning, New York

  All directors and officers                  129,261(10)               28.1%
  of the Company, thirteen persons
  as a group

* Less than one percent

(1) Includes 25,066 shares held in trust, with respect to which J. Edward Barry has shared voting and investment power, and 20,933 shares beneficially owned and held in trust on behalf of Virginia S. Barry, with respect to which J. Edward Barry also has shared voting and investment power. Percentage reflects rounding; actual percentage is less than 10 percent.

(2) Includes indirect beneficial ownership of 1,180 shares owned by children of Thomas K. Barry, and as to which Thomas K. Barry has shared voting and investment power.

(3) All shares are held in trusts and Mr. Bilodeau is a beneficiary or contingent beneficiary of such trusts.

(4) Includes indirect beneficial ownership of 5,431 shares owned by children of Bradford J. Faxon, and as to which Bradford J. Faxon has shared voting and investment power.

(5) Includes indirect beneficial ownership of 8,500 shares owned by Gertrude
     C. Finley, who has sole voting and investment power over such shares.

(6) All shares are owned jointly with Evelyn Lewis.

(7) Includes 23,378 shares owned by Liselotte R. Lull and 21,651 shares owned by Robert E. Lull.

(8) Includes 2,000 shares owned by spouse, who has sole voting and investment power over such shares. Also includes 6,994 shares held in two trusts, of which Donald R. Patnode is co-trustee.

(9) Includes 2,745 shares owned jointly with Sherry Robinson and 500 shares owned by a son of Kenneth J. Robinson, and as to which Kenneth J. Robinson has shared voting and investment power.

(10) Aggregate record or imputed beneficial ownership, with sole or shared voting or investment power.

    Election of Directors. (Proposal No. 1) It is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy to fix the number of directors at seven and to elect the nominees listed below to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event of a vacancy in the list of nominees, an event which the Board of Directors does not anticipate, the holders of the proxies will vote for the election of a nominee acceptable to the remaining nominees. The directors must be elected by a plurality of votes cast. The following is a brief description of each nominee, including his principal employment or professional experience for the past five years.

         J. Edward Barry, 86, Consultant to the Company. Former Chairman of the Board of Directors 1975 - 1993; former Chief Executive Officer, President, Executive Vice President, Vice President and Secretary of the Company. A Director since 1953 and Chairman of the Executive and Pension Fund Committees. Father of Thomas K. Barry, Chairman of the Board, Chief Executive Officer and President of the Company.

         Thomas K. Barry, 53, Chairman of the Board of Directors since 1993, President of the Company since 1983, Chief Executive Officer since 1984. A Director since 1983 and a member of the Executive and Pension Fund Committees. A Director of Fall River Gas Company. Son of J. Edward Barry, Consultant to the Company.

         Thomas H. Bilodeau, 56, Vice President - Finance, Medical & Environmental Coolers, Inc. since 1990. A Director since 1984 and a member of the Compensation and Audit Committees. A Director of Fall River Gas Company.

         Bradford J. Faxon, 60, Chairman of the Board of Directors, President and Director of Fall River Gas Company since 1986. A Director since 1984, Chairman of the Compensation Committee and a member of the Pension Fund Committee.

         Jay A. Finley, 83, Retired; former President of the Company, 1977-1983. A Director since 1975 and a member of the Executive Committee.

         Jack R. McCormick, 74, Utility Consultant; current Director and former President (1974-1986) of Fall River Gas Company. A Director since 1985 and a member of the Audit Committee.

         Donald R. Patnode, 70, Retired; former President of Industrial Filters and Equipment Corporation 1989-1994. A Director since 1964, Chairman of the Audit Committee and a member of the Compensation Committee. Director also of Fall River Gas Company.

    The Board of Directors does not have a standing nominating committee, or any committee performing similar functions. The Board of Directors has a standing Audit Committee, of which Messrs. D.R. Patnode, J.R. McCormick and T.H. Bilodeau are the members, the function of which is to recommend the selection of independent auditors, review the plan and results of the independent audit and approve each professional service provided by the independent auditors. The Audit Committee had one meeting in 1998. The Board of Directors also has a standing Compensation Committee, of which Messrs. D.R. Patnode, B.J. Faxon and T.H. Bilodeau are the members. This committee met once during 1998. This committee reviews officer performance and duties and decides upon appropriate remuneration. The Board of Directors met five times in 1998. Each Director attended more than 75% of the aggregate number of meetings of the Board and committees on which he served during the year.

    At the most recent annual meeting of stockholders of the Company, held on February 12, 1998, out of a total of 460,000 shares entitled to vote at the meeting, 441,315 shares (95.9% of the total) were actually voted at the meeting with respect to the election of Directors. Nominees proposed for election by the Board of Directors were elected by requisite vote at such meeting. Each nominee received an affirmative vote of over 99% of the votes cast.

    Cash Compensation of Executive Officers. The following table sets forth the compensation paid or accrued by the Company and its subsidiary during the fiscal years ended September 30, 1996, September 30, 1997 and September 30, 1998 to the Company's Chief Executive Officer and to each Executive Officer whose aggregate cash compensation exceeded $100,000. Although only principal capacities are listed, the compensation figures include all compensation received in any capacity, including directorships, for services rendered during the fiscal years indicated.



    SUMMARY COMPENSATION TABLE
    Annual Compensation(1)

     Name and

               Other Annual
Principal Position        Year     Salary (2)              Bonus
Compensation (3)

  Thomas K. Barry         1998     $153,212          ---          $ 12,500
  President and Chief     1997      144,887          ---            12,500
  Executive Officer       1996      101,970(4)       ---                   7,800

  Kenneth J. Robinson     1998     $106,777          ---              ---
  Exec. Vice President    1997      100,425          ---              ---

  Edgar F. Lewis          1998     $100,511          ---              ---
  Sr. Vice President-Operations

(1) The Company did not pay any long-term compensation to its Chief
    Executive      Officer or to its other executive officers during the fiscal
    years ended    September 30, 1998, 1997 and 1996.

(2) The amounts in this column represent the aggregate of cash contributions received and matching contributions made by the Company on behalf of the named executive officers to the Company's 401(k) Savings Plan (the "Savings Plan").

(3) Consists of director's fees paid to the named executive officers by the Company and its subsidiary.

(4) 1996 amounts reflect compensation received with respect to the Company's nine month 1996 fiscal year (ended September 30, 1996) that result from the adoption by the Company of a fiscal year end of September 30 instead of December 31 each year.

    A description of the executive officers, other than Mr. Thomas K. Barry, for whom a description is provided above, is set forth below.

    Kenneth J. Robinson (age 54) is Executive Vice President. Mr. Robinson joined the Company in 1978 as an accountant. Most recently he served as Financial Vice President and Treasurer for 4 years and in his current position for 7 years.

    Edgar F. Lewis (age 61) is Senior Vice President - Operations. Mr. Lewis' career with the Company dates back to 1956. He has been in charge of operations for the past 26 years; 18 years in his current position.

    Thomas S. Roye (age 45) is Vice President - Administration. Mr. Roye has served 7 years in his current position and was previously Assistant Treasurer & Assistant Secretary. He has prior utility experience and accounting education and has been employed since 1978.

 Stanley G. Sleve (age 49) is Vice President-Business Development. Mr. Sleve was employed by the Company in January, 1998 primarily to secure and develop new business. Mr. Sleve has has twenty-four years of project, client and construction managmenet experience with engineering and architectural service firms.

 Gary K. Earley (age 44) is Treasurer. Mr. Earley has been a practicing accountant since 1976. He joined the firm in 1987 as an accountant in the rates and regulations department and has served as Treasurer for the past 7 years.

 Phyllis J. Groeger (age 58) is Corporate Secretary. Mrs. Groeger has been employed since 1973 in a number of positions advancing to Assistant Secretary in 1986 and has been Secretary of the Company for the past 11 years.

Compensation Pursuant to Plans. The Company has entered into separate supplemental benefits agreements with Thomas K. Barry and Kenneth J.
Robinson (collectively, the "Supplemental Benefits Agreements"), which provide that the officer covered thereby and retiring after the age of 62 is entitled to receive monthly payments equal to 35% of such officer's monthly salary at retirement for either life or 180 months, whichever is longer.
Such amount payable shall increase by 4% annually on the anniversary date of such officer's retirement. Retirement benefits otherwise available upon retirement at age 62 under the Supplemental Benefits Agreements are reduced cumulatively by 4% for each year prior to age 60 in which the covered officer retires; provided, however, that an officer covered under a Supplemental Benefits Agreement receives no retirement benefits thereunder in the event that such officer retires before age 55. Furthermore, the Supplemental Benefits Agreements provide that in the event that an officer covered by a Supplemental Benefits Agreement dies prior to retirement, such officer's designated beneficiary is entitled to receive monthly payments equal to 50% of such officer's monthy salary at death for 180 months.

The Company has also entered into an additional, more limited Suplmental Benefits Agreement with Edgar F. Lewis, which contains terms similar to the foregoing agreements. However, such limited Supplemental Benefits Agreement provides for monthly payments equal to 20% of the subject employee's monthly payments equal to 20% of the subject to 35% of his monthly salary in the event of his death prior to retirement, and does not include an annual escalator.

Eligibility to enter into a Supplemental Benefits Agreement, or equivalent thereof, is based upon employee performance, service and value to the Company; such eligibility is determined on an individual basis by the Board of Directors. Currently, such executive officers (as discussed, above) are the only employees of the Company covered by a Supplemental Benefits Agreement, and no payments have been made to date under such agreements. The Supplemental Benefits Agreements are in addition to the amounts shown in the Summary Compensation Table and are not subject to limitation. As of September 30, 1998 the estimated annual benefits payable under a Supplemental Benefits Agreement upon the retirement at the normal retirement age for Mr. E.F. Lewis are $20,800, Mr. K.J. Robinson are $38,850 and for Mr. T.K. Barry are $54.950.

The Company also maintains the Corning Natural Gas Corporation Employees Savings Plan(the "Savings Plan"). All employees of the Company who work for more than 1,000 hours per year and who have comploeted one year of service may participate in the Savings Plan as of the following January 1 or July 1. Under the Savings Plan, participants may contribute up to 15% of their wages. For non-union employees the Company will match one-half of the participant's contributions up to a total of 3% of the participant's wages. Company matching contributions vest in the participants at a rate of 20% per year and become fully vested after five years. All participants may select one of seven investment plans, or a combination thereof, for their account. Distribution of amounts accumulated under the Savings Plan occurs upon the termination of employment or death of the participant. The Savings Plan also contains loan and hardship withdrawl provisions. During the fiscal year ended September 30, 1998, no amounts were distributed to exectutive officers under the Savings Plan. The amounts accrued under the Savings Plan by Messrs. T.K. Barry, K.J. Robinson and E.F. Lewis in fiscal 1998 are included in the compensation figures in the table on Page 5.

    Compensation of Directors. The current annual Director's compensation is $5,000. In addition, Directors are paid $300 for each Board meeting attended. Additionally, the chairmen of the Board's Executive, Audit, Compensation and Pension Fund committees and those directors who serve on more than one committee receive an annual fee of $1,500 for such services. Committee members other than the chairmen are paid $1,000 annually for their services, subject to the limitation that no committee chairman or member may receive more than $1,500 annually for such services regardless of the number of committees on which he serves.

    As allowed by New York law, the Company currently has in effect an insurance policy, with an effective date of June 1, 1998, with National Union Fire Insurance Company for the indemnification of officers and directors at an annual premium cost of $ 38,000.

    Employment Contracts and Termination of Employment and Change-in-Control Arrangements. The Company has entered into an employment contract with each of Mr. T.K. Barry and Mr. K.J. Robinson. Under the terms of such employment contracts, each officer is compensated for his duties as an officer and director with such salary as is determined from time to time by the Board of Directors. The term of each officer's employment contract is for a rolling three year period, unless earlier terminated by an act of either the Company or such officer. Each officer's employment contract further provides that upon any change in control of the Company leading to the termination of such officers employement with the Company, the Company shall pay such officer three times his then-present annual salary and reimbursment of payments for excise tax, if any, required under Section 4999 of the Internal Revenue Code. The Employment Contracts also provide for payment to such officer, upon his retirement, of amounts that, when combined with payments under the pension plan, would provide such officer a total pension benefit, as specified in the Company's pension plan,as if the limitations on pension plan payments under Internal Revenue Code Sections 415(b) and (e) did not apply. Payment of such amounts and downward adjustments of such amounts are made under the same terms as specified in the pension plan. Such contracts also require the Company's continued provision of health care benefits to such officer after retirement, except when the officer is terminated for cause.

    Selection of Auditors. KPMG Peat Marwick, Certified Public Accountants of Rochester, New York, have been selected as auditors for the Company for the ensuing year. KPMG Peat Marwick, who served as principal accountants for the Company for the past fiscal year, have no direct or indirect financial interest in the Company or its subsidiaries in the capacity of promoter, underwriter, voting director, officer or employee. A representative of KPMG Peat Marwick will be present at the meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

    Other Matters. Except for the matters set forth above, the Board of Directors knows of no matters which may be presented to the meeting, but if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment in such matters.

 PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY.

                                       By Order of the Board of Directors,
                                       PHYLLIS J. GROEGER, Secretary

Persons whose proxies are solicited by the Board of Directors of the Company may obtain, without charge, a copy of the Company's Annual Report on Form 10-KSB, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the Company's most recent fiscal year. The report will be furnished upon request made in writing to:

                        Thomas K. Barry
                        Chairman of the Board of Directors
                        Corning Natural Gas Corporation
                        330 W. William Street
                        P.O. Box 58
                        Corning, New York  14830